Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [    ], by and among Target Global Acquisition I Corp., a Cayman Islands exempted company (“Acquiror”), the undersigned stockholders (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) of VenHub Global, Inc., a Delaware corporation (the “Company”) and the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on December 2, 2024, Acquiror, Vital Merger Sub 1 Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Acquiror (“Merger Sub 1”), Vital Merger Sub 2 LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Acquiror (“Merger Sub 2” and, together with First Merger Sub, the “Merger Subs”), and the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), pursuant to which (a) Merger Sub 1 will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Surviving Acquisition Corporation”), and (b) immediately following the First Merger, as part of the same overall transaction as the First Merger, the Surviving Acquisition Corporation will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 being the surviving company of the Second Merger (the “Second Surviving Entity”), and as a result of which the Second Surviving Entity will become a wholly owned Subsidiary of Acquiror;

WHEREAS, prior to the Closing and subject to the conditions of the Business Combination Agreement, Acquiror shall domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”) and Cayman Islands Companies Act (2023 Revision) (the “Domestication”);

WHEREAS, in connection with the Extraordinary General Meeting of shareholders called by Acquiror to approve, among other things, an extension of time for Acquiror to consummate an initial business combination, Acquiror and CIIG Management III LLC entered into certain non-redemption agreements and assignments of economic interests (the “Non-Redemption Agreements”) with certain investors (the “Investors”) pursuant to which, upon the closing of the Business Combination (the “Closing”) CIIG Management III LLC shall issue to the Investors a number of ordinary shares in an amount equal to 419,902 ordinary shares plus an additional 41,990 ordinary shares for each passing month after December 9, 2024 until the Closing (collectively, the “NRA Shares”);

WHEREAS, each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that such Lock-Up Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record;

WHEREAS, each of Acquiror, the Company and each Lock-Up Party has determined that it is in its best interests to enter into this Agreement; and

WHEREAS, each Lock-Up Party understands and acknowledges that Acquiror and the Company are entering into the Business Combination Agreement in reliance upon such Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Acquiror Common Stock” means (a) prior to the Domestication, Acquiror’s Class A ordinary shares and Class B ordinary shares, each with a par value of $0.0001 and (b) immediately following the Domestication, Acquiror’s Class A Common Stock and Class B Common Stock, each with a par value of $0.0001 per share.

“Acquiror Securities” means (a) any shares of Acquiror Common Stock and (b) any equity securities of Acquiror that may be issued or distributed or be issuable with respect to the securities referred to in clause (a) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Expiration Time” shall mean the earliest to occur of (a) the effective date of the First Merger (the “Closing Date”), (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article X thereof and (c) with respect to each Lock-Up Party and Acquiror, the effective date of a written agreement between Acquiror and such Lock-Up Party terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, domestic partner, child, grandchild or other lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual, father, father-in-law, mother, mother-in-law, brother, step-brother, sister or step-sister or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means such Acquiror Securities Beneficially Owned by a Lock-Up Party as of immediately following the Closing Date, identified on the signature page, other than any Acquiror Securities acquired in open market transactions.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (c) any Affiliate of any Family Member of such Person, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, (e) the Company or Acquiror in connection with the repurchase of shares of Acquiror Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan and (f) a tax-exempt or charitable organization, or a donor-advised fund.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Lock-Up.

2.1 Non-Management Lock-Up. Each Lock-Up Party that is not deemed a member of management of the Acquiror on the Closing Date (each as defined in the Business Combination Agreement) (each, a “Non-Management Lock-Up Party”) agrees severally, and not jointly, with Acquiror not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall commence on the Closing Date and end in three consecutive installments following the Closing Date, in accordance with the following release schedule:

(i) One-third of the Lock-Up Securities held by the Non-Management Lock-Up Party shall be released from the Lock-Up upon the combined company issuing its first quarterly earnings release after the Closing Date (which shall occur at least 60 days after the Closing Date);

(ii) One-third of the Lock-Up Securities held by the Non-Management Lock-Up Party shall be released from the Lock-Up upon the combined company issuing its second quarterly earnings release after the Closing Date; and

(iii) One-third of the Lock-Up Securities held by the Non-Management Lock-Up Party shall be released from the Lock-Up upon the combined company issuing its third quarterly earnings release after the Closing Date.

2.2 Management Lock-Up. Each Lock-Up Party that is deemed a member of management of the Company on the Closing Date (each, a “Management Lock-Up Party”) agrees severally, and not jointly, with Acquiror not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Management Lock-Up Party during the Management Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Management Lock-Up Period” shall be 24 months from the Closing Date, in accordance with the following release schedule:

(i) One-third of the Lock-Up Securities held by the Management Lock-Up Party shall be released from the Lock-Up 12 months after the Closing Date;

(ii) One-third of the Lock-Up Securities held by the Management Lock-Up Party shall be released from the Lock-Up 18 months after the Closing Date; and

(iii) One-third of the Lock-Up Securities held by the Management Lock-Up Party shall be released from the Lock-Up 24 months after the Closing Date.

2.3 Release of Founder Shares. In the event that the Acquiror or the Company raises proceeds in any sale of the Company’s and/or Acquiror’s securities (i) in excess of $40 million of gross proceeds, 10% of the Lock-Up Securities held by CIIG Management III LLC and Target Global Sponsor Ltd. shall be released from the Lock-Up, or (ii) in excess of $50 million of gross proceeds, 20% of the Lock-Up Securities held by CIIG Management LLC and Target Global Sponsor Ltd. shall be released from the Lock-Up.

2.4 Monetization Restriction. All securities held by the Lock-Up Party that become freely tradeable after the Lock-Up Period or the Management Lock-Up Period, as applicable, has expired will further be limited to volume restriction of have imposed on those shares a monetization restriction (the “Monetization Restriction”) that limits the sale by the Lock-Up Party of such freely tradeable shares to no more than 20% of the Company’s average daily trading volume on any given Trading Day. The Monetization Restriction shall expire one year from the Closing Date.

2.5 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period or the Management Lock-Up Period, as applicable, each Lock-Up Party may Transfer, without the consent of Acquiror, any of such Lock-Up Party’s Lock-Up Securities (a) to Acquiror’s officers or directors, any affiliate or family member of any of Acquiror’s officers or directors, any affiliate of CIIG Management III LLC or to any members of CIIG Management III LLC or any affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of Acquiror’s liquidation prior to Closing; (g) by virtue of the laws of the Cayman Islands or CIIG Management III LLC’s limited liability company agreement upon dissolution of CIIG Management III LLC; or (h) in the event of Acquiror’s liquidation, merger, share exchange or other similar transaction which results in all of the Acquiror’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to Acquiror’s completion of a business combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

3. Additional Agreements.

3.1 Confidentiality. Until the Expiration Time, each Lock-Up Party will and will direct their Affiliates to keep confidential and not disclose any non-public information relating to Acquiror or the Company and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof (including by virtue of any public filings to be made by any parties to the Business Combination Agreement as are required by the federal securities law in connection with the Registration Statement or a Current Report on Form 8-K), other than as a result of a disclosure by such Lock-Up Party in breach of this Section 3.1, (ii) is, was or becomes available to such Lock-Up Party on a non-confidential basis from a source other than Acquiror or the Company, or (iii) is or was independently developed by such Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent permitted to be disclosed pursuant to any applicable whistleblower law or required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Lock-Up Party gives Acquiror or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that the Acquiror or the Company may seek, at its own expense, an appropriate protective order or similar relief (and such Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require a Lock-Up Party to itself commence litigation regarding such protective order or similar relief).

3.2 Acquiror Board Release. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that, from and after the Closing Date, the Board of Directors of Acquiror shall be entitled to release any Lock-Up Party from any or all of its obligations hereunder, in each case on behalf of Acquiror and the Company, provided, however, if one Lock-Up Party is released, the other Lock-Up Parties shall, unless they consent otherwise in writing, also be similarly released to the same relative extent, and at the same time or times, as the released Lock-Up Party.

3.3 NRA Shares. In connection with the Closing of the Business Combination, CIIG Management III LLC shall use reasonable efforts to require the Investors to enter into a joinder to this Agreement agreeing to the lock-up provisions herein detailed in Section 2.1 with respect to the NRA Shares; provided, however, it being understood, that the Investors are under no such obligation to enter into such joinder.

4. Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and Acquiror as follows:

4.1 Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable Remedies Exceptions.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Lock-Up Party, other than those set forth as conditions to closing in the Business Combination Agreement and other than those pursuant to, in compliance with or required to be made under the Exchange Act.

4.3 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Lock-Up Party after reasonable inquiry, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Lock-Up Party from serving on the Board of Directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. Each Lock-Up Party is entering into this Agreement solely in its capacity as the anticipated owner of Acquiror Securities following the consummation of the First Merger.

6. Termination. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.2 Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed, with respect to each Lock-Up Party, by (1) Acquiror, (2) the Company and (3) such Lock-Up Party.

7.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i) if to Acquiror prior to the First Merger, to:

Target Global Acquisition I Corp.

PO Box 10176

Governor’s Square 23

Lime Tree Bay Avenue, Grand Cayman

KY1-1102, Cayman Islands

Attention: Michael Minnick

Email:

with a copy (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: Alice Hsu

Email:

(ii) if to the Company or Acquiror following the First Merger, to:

VenHub Global, Inc.

518 S Fair Oaks Avenue

Pasadena, CA 91105

Attention: Shahan Ohanessian

E-mail:

with copies to:

Smith Eilers, PLLC

149 South Lexington Ave.

Asheville, NC 28801

Attention: William Eilers

Email:

(iii) if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement,

with copies (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: Alice Hsu

Email:

Smith Eilers, PLLC

149 South Lexington Ave.

Asheville, NC 28801

Attention: William Eilers

Email:

unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

7.10 Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

7.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Lock-Up Party acknowledges that Orrick, Herrington & Sutcliffe LLP is acting as counsel to the Acquiror and Smith Eilers, PLLC is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and is not acting as counsel to any Lock-Up Party.

7.13 Expenses. Except as otherwise set forth in this Agreement or as otherwise approved by the Company, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

7.14 Further Assurances. At the request of Acquiror or the Company, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of Acquiror, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.15 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.16 Several Liability. The liability of any Lock-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.17 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

TARGET GLOBAL ACQUISITION I CORP.

By:
Name:	Michael Minnick
Title:	Chief Executive Officer

VENHUB GLOBAL, INC.

By:
Name:	Shahan Ohanessian
Title:	Chief Executive Officer

:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTIES:

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